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                                                                   Exhibit (j.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 60 to Registration Statement No. 33-46973 on Form N-1A of our reports dated December 26, 2008, relating to the financial statements and financial highlights of The Payden & Rygel Investment Group, including Cash Reserves Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Core Bond Fund, Opportunity Bond Fund, High Income Fund, Tax Exempt Bond Fund, California Municipal Income Fund, Value Leaders Fund, Market Return Fund, U.S. Growth Leaders Fund, Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Global Equity Fund, Payden/Kravitz Cash Balance Plan Fund, Payden/Wilshire Longevity Fund 2010+, Payden/Wilshire Longevity Fund 2020+, Payden/Wilshire Longevity Fund 2030+ and Payden/Wilshire Longevity Fund 2040+, and The Metzler/Payden Investment Group, including Metzler/Payden European Emerging Markets Fund, Metzler/Payden European Leaders Fund and Metzler/Payden International Real Estate Fund, appearing in the Annual Reports on Form N-CSR of The Payden & Rygel Investment Group for the year or period ended October 31, 2008, and to the references to us under the headings "Fund Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Chicago, Illinois
February 27, 2009